STOCK PURCHASE AGREEMENT

     Agreement dated as of September 24, 2001 between M. Richard Cutler ("Cutler") and Vi Bui ("Bui", and together with Cutler, the "Shareholders"), on the one hand, and Premier Ventures, Inc., a Florida corporation ("Investor"), on the other hand.

1.     THE  ACQUISITION.

1.1 Purchase and Sale Subject to the Terms and Conditions of this Agreement. At the Closing to be held as provided in Section 2, the Shareholders shall sell 974,000 shares (the "Columbialum Shares") of common stock of Columbialum, Ltd. ("Columbialum") to the Investor hereto and the Investor shall purchase the Columbialum Shares from the Shareholders, free and clear of all Encumbrances other than restrictions imposed by Federal and State securities laws.

     1.2 Purchase Price. At the Closing, the Investor shall pay an aggregate total of $25,000 (the "Purchase Price") in consideration for the Columbialum Shares to the Shareholders by wire transfer to the account of Cutler Law Group, counsel for Columbialum.

2.     THE  CLOSING.

     2.1 Place and Time. The closing of the sale of the Columbialum Shares for the Purchase Price (the "Closing") shall take place at Cutler Law
Group, 610 Newport Center Drive, Suite 800, Newport Beach, CA 92660 no later than the close of business (Orange County California time) on or before September 26, 2001 or at such other place, date and time as the parties may agree in writing.

     2.2 Deliveries by the Shareholders. At the Closing, the Shareholders shall deliver the following to the Investor:


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a.     Certificates  representing  the  Columbialum  Shares,  duly  endorsed for transfer to the Investor and accompanied by appropriate stock powers, or Certificates representing the Columbialum Shares reissued in the name of Investor.


a.     The  documents  contemplated  by  Section  3.

b. All other documents, instruments and writings required by this Agreement to be delivered by the Shareholders at the Closing and any other documents or records relating to Columbialum's business reasonably requested by the Investors in connection with this Agreement.

2.3 Deliveries by Premier. At the Closing, the Investor shall deliver the following to the Shareholders:

               a.     The  Purchase  Price  by  wire  transfer.


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b.     The  documents  contemplated  by  Section  4.

c. All other documents, instruments and writings required by this Agreement to be delivered by the Investor at the Closing.

3.     CONDITIONS  TO  THE  INVESTOR'S  OBLIGATIONS.

     The obligations of the Investor to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by the Investor:

     3.1 No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prevents the consummation of the transactions contemplated by this Agreement, that prohibits the Investor's acquisition of the Columbialum Shares or that will require any divestiture as a result of the Investor's acquisition of the Columbialum Shares or that will require all or any part of the business of Columbialum to be held separate and no litigation or proceedings seeking the issuance of such an injunction, order or decree or seeking to impose substantial penalties on Columbialum or the Investor if this Agreement is consummated shall be pending.

     3.2 Representations, Warranties and Agreements. (a) The representations and warranties of the Shareholders set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, and (b) the Shareholders shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by them at or prior to the Closing.

     3.3 Regulatory Approvals. All licenses, authorizations, consents, orders and regulatory approvals of Governmental Bodies necessary for the consummation of the Investor's acquisition of the Columbialum Shares shall have been obtained and shall be in full force and effect.

     3.4 Resignations of Director. Effective on the Closing Date, all of the officers and directors shall have resigned as an officer, director and employee of Columbialum. The Investor understands that such resignations may require a filing in accordance with Rule 14f-1 of the Exchange Act.

4.     CONDITIONS  TO  THE  SHAREHOLDERS'  OBLIGATIONS.

     The obligations of the Shareholders to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by the Shareholders:

     4.1 No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prevents the consummation of the transactions contemplated by this Agreement, that prohibits the Investor's acquisition of the Columbialum Shares or that will require any divestiture as a result of the Investor's acquisition of the Columbialum Shares or that will require all or any part of the business of Columbialum to be held separate and no litigation or proceedings seeking the issuance of such an injunction, order or decree or seeking to impose substantial penalties on Columbialum or the Investor if this Agreement is consummated shall be pending.

     4.2 Representations, Warranties and Agreements. (a) The representations and warranties of the Investor set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, and (b) the Investor shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing.

     4.3 Regulatory Approvals. All licenses, authorizations, consents, orders and regulatory approvals of Governmental Bodies necessary for the consummation of the Investor's acquisition of the Columbialum Shares shall have been obtained and shall be in full force and effect.

5.     REPRESENTATIONS  AND  WARRANTIES  OF  THE  SHAREHOLDERS.

     The  Shareholders  represent  and  warrant  to  the  Investor  that:

     5.1 Authorization. Columbialum is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada. This Agreement constitutes a valid and binding obligation of the Shareholders, enforceable against it in accordance with its terms.

5.2 Capitalization. The authorized capital stock of Columbialum consists of 20,000,000 authorized shares of stock, par value $.001, and 2,000,000 preferred shares, par value $.001, of which 1,000,000 common shares and no preferred shares are presently issued and outstanding. No shares have been registered under state or federal securities laws. As of the Closing Date there will not be outstanding any warrants, options or other agreements on the part of Columbialum obligating Columbialum to issue any additional shares of common or preferred stock or any of its securities of any kind.

     5.3 Ownership of Columbialum Shares. The delivery of certificates to Premier provided in Section 2.2 will result in the Investor's immediate acquisition of record and beneficial ownership of the Columbialum Shares, free and clear of all Encumbrances subject to applicable State and Federal securities laws.


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     5.4          Consents  and  Approvals  of  Governmental Authorities. Except
with respect to applicable State and Federal securities laws, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by Columbialum or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by Columbialum or the consummation of the sale of the Columbialum Shares to the Investor.

     5.5 Financial Statements. The Shareholders have delivered to Premier the consolidated balance sheet of Columbialum as of December 31, 2000 and June 30, 2001, and statements of income and changes in financial position for the periods then ended and the period from inception to the period then ended, together with the report thereon of Columbialum's independent accountant (the "Columbialum Financial Statements"). The Columbialum Financial Statements are accurate and complete in accordance with generally accepted accounting principles.

     5.6 Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened in writing against or involving Columbialum which is likely to have a material adverse effect on the business or financial condition of Columbialum and its Subsidiaries, taken as whole. Columbialum is not subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of Columbialum or any of its Subsidiaries, taken as a whole.

     5.7 Absence of Certain Changes. Since the date of the Columbialum Financial Statements, Columbialum has not:

b. suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of Columbialum or made any disposition of any of its material properties or assets other than in the ordinary course of business;

c. made any change or amendment in its certificate of incorporation or by-laws, or other governing instruments;

d. issued or sold any Equity Securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such Equity Securities, reclassified, split-up or otherwise changed any such Equity Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

e. organized any new Subsidiary or acquired any Equity Securities of any Person or any equity or ownership interest in any business;

f. borrowed any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability with respect to any such indebtedness for borrowed money;

g. paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

h. prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

i. canceled any material debts or waived any material claims or rights, except in the ordinary course of business;

j. disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

k. granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);

l. purchased or entered into any contract or commitment to purchase any material quantity of raw materials or supplies, or sold or entered into any contract or commitment to sell any material quantity of property or assets, except (i) normal contracts or commitments for the purchase of, and normal purchases of, raw materials or supplies, made in the ordinary course business,
(ii) normal contracts or commitments for the sale of, and normal sales of, inventory in the ordinary course of business, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business;

m. made any capital expenditures or additions to property, plant or equipment or acquired any other property or assets (other than raw materials and supplies) at a cost in excess of $100,000 in the aggregate;

n. written off or been required to write off any notes or accounts receivable in an aggregate amount in excess of $2,000;

o. written down or been required to write down any inventory in an aggregate amount in excess of $ 2,000;

p.     entered into any collective bargaining or union contract or agreement; or

q. other than the ordinary course of business, incurred any liability required by generally accepted accounting principles to be reflected on a balance sheet and material to the business or financial condition of Columbialum.
     5.8 No Material Adverse Change. Since the date of the Columbialum Financial Statements, there has not been any material adverse change in the business or financial condition of Columbialum.

     5.9 Brokers or Finders. The Shareholders have not employed any broker or finder or incurred any liability for any brokerage or finder's fees or commissions or similar payments in connection with the sale of the Columbialum Shares to the Investors.

6.     REPRESENTATIONS  AND  WARRANTIES  OF  THE  INVESTOR.

     The  Investor  represents  and  warrants  to  the  Shareholders  that:

     6.1 Organization of Premier; Authorization. The Investor is a corporation duly organized, validly existing and in good standing under the laws of Florida with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of the Investor and this Agreement constitutes a valid and binding obligation of the Investor, enforceable against such Investor in accordance with its terms.

     6.2 No Conflict as to the Investor and any Subsidiaries. Neither the execution and delivery of this Agreement nor the consummation of the sale of the Columbialum Shares to the Investor will violate any provision of the certificate of incorporation or by-laws (or other governing instrument) of the Investor or any of its Subsidiaries.

     6.3 Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by the Investor in connection with the execution, delivery and performance of this Agreement by the Investor or the consummation of the sale of the Columbialum Shares to the Investor.

     6.4 Other Consents. No consent of any Person is required to be obtained by the Investor to the execution, delivery and performance of this Agreement or the consummation of the sale of the Columbialum Shares to the Investor.

     6.5          Brokers  or  Finders.  Other  than Apogee Business Consultants
LLC, the Investor has not employed any broker or finder or incurred any liability for any brokerage or finder's fees or commissions or similar payments in connection with the sale of the Columbialum Shares to the Investor. The Investor shall be responsible for any brokerage or other finders fee payable to Apogee Business Consultants LLC.

     6.6 Purchase for Investment. The Investor is purchasing the Columbialum Shares solely for its own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution of any portion thereof in violation of any applicable securities law.


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7.     FILINGS  WITH  GOVERNMENTAL  AUTHORITIES

     7.1          Regulatory  Matters.  The  Shareholders and the Investor shall
(a) file with applicable regulatory authorities any applications and related documents required to be filed by them in order to consummate the contemplated transaction and (b) cooperate with each other as they may reasonably request in connection with the foregoing.

8.     DEFINITIONS.

     As used in this Agreement, the following terms have the meanings specified or referred to in this Section 8.

     8.1 "Business Day" - Any day that is not a Saturday or Sunday or a day on which banks located in the City of New York are authorized or required to be closed.
     8.2          "Code"  -  The  Internal  Revenue  Code  of  1986, as amended.
     8.3 "Encumbrances" - Any security interest, mortgage, lien, charge, adverse claim or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, other than a restriction on transfer arising under Federal or state securities laws.
     8.4 "Equity Securities" - See Rule 3a-11-1 under the Securities Exchange Act of 1934.
     8.5 "ERISA" - The Employee Retirement Income Security Act of 1974, as amended.
     8.6 "Governmental Body" - Any domestic or foreign national, state or municipal or other local government or multi-national body (including, but not limited to, the European Economic Community), any subdivision, agency, commission or authority thereof.
     8.7 "Knowledge" - Actual knowledge, after reasonable investigation.
     8.8 "Person" - Any individual, corporation, partnership, joint venture, trust, association, unincorporated organization, other entity, or Governmental Body.
     8.9 "Subsidiary" - With respect to any Person, any corporation of which securities having the power to elect a majority of that corporation's Board of Directors (other than securities having that power only upon the happening of a contingency that has not occurred) are held by such Person or one or more of its Subsidiaries.



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9.     NOTICES.  All  notices,  consents,  assignments  and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telex or facsimile (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or (c) received by the delivery service (receipt requested), in each case to the appropriate addresses, telex numbers and facsimile numbers set forth below (or to such other addresses, telex numbers and facsimile numbers as a party may designate as to itself by notice to the other parties).

               (a)          If  to  the  Investor:

                         Premier  Ventures,  Inc.
                         1517  E.  7th  Ave.,  Suite  F
                         Tampa,  FL  33605
                         Facsimile  (813)  248-3638
                         Attn:  D.  Jerry  Diamond,  President

               (b)          If  to  the  Shareholders:

                          c/o  Cutler  Law  Group
                         610  Newport  Center  Drive,  Suite  800
                         Newport  Beach,  CA  92660
                         Facsimile  No.:  (949)  719-1988
                         Attention:  M.  Richard  Cutler,  Esq.

10.     MISCELLANEOUS.

     10.1 Expenses. Each party shall bear its own expenses incident to the preparation, negotiation, execution and delivery of this Agreement and the performance of its obligations hereunder.

     10.2 Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this agreement.

     10.3 No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

     10.4 Exclusive Agreement; Amendment. This Agreement supersedes all prior agreements among the parties with respect to its subject matter with respect thereto and cannot be changed or terminated orally.

     10.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

     10.6 Governing Law, Venue. This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal law of the State of California, without regard to the conflicts of law principles thereof. Venue for any cause of action brought to enforce any part of this Agreement shall be in Orange County, California.

     10.7 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, provided that neither party may assign its rights hereunder without the consent of the other.




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     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective offi-cers, hereunto duly authorized, and entered into as of the date first above written.


"THE  INVESTOR"

PREMIER  VENTURES,  INC.
a  Florida  corporation

             /s/ D. Jerry Diamond
By:          D.  Jerry  Diamond,  President



"THE  SHAREHOLDERS"

M.  RICHARD  CUTLER

/s/ M. Richard Cutler


VI  BUI

/s/ Vi Bui